EXHIBIT 15




May 13, 1997



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We are aware that the March 31, 1997 Quarterly Report on
Form 10-Q of AlliedSignal Inc. which includes our report dated Aril 24, 1997 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms
S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58345, 33-58347,
33-60261, 33-62963, 33-64295 and 333-14673), on Forms S-3
(Nos. 33-13211, 33-14071, 33-55425, 33-64245 and 333-22355)
and on Form S-8 (filed as an amendment to Form S-14, No. 2-
99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,


/s/ Price Waterhouse LLP


Price Waterhouse LLP